Exhibit 10.3.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE 1 OF PAGES 4

2. AMENDMENT/MODIFICAITON NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicble)
0001	08/15/07		

6. ISSUED BY CODE

FCC/Contracts and Purchasing Center
445 12th Street., SW
Washington, DC 20554

7. ADMINISTERED BY (If other than Item 6) CODE

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)

Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166

CODE FACILITY CODE

(X) 9A. AMENDMENT OF SOLICIATION NO.

9B. DATED (SEE ITEM 11)

x 10A. MODIFICATION OF CONTRACT/ORDER NO. CON07000005

10B. DATED (SEE ITEM 11) 08/15/07

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a)By completing items 8 and 15, and returning ______ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment your desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPIRATION DATA (If required)

No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
x	D. OTHER (Specify type of modification and authority) FAR 1.6, Authority of the Contracting Officer; FAR 43.103(a), Mutual Agreement

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this no additional cost modification is to incorporate some administrative changes. Accordingly, see following pages.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	
Amy L. Putnam		Anthony S. Wimbush	
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
(Signature of person authorized to sign)	2007-11-07	(Signature of Contracting Officer)	

NSN 7540-01-152-8070
Previous edition unusable

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

Contract No. CON07000005
Modification No. One (1)

1. Reference Section C, Description/Specifications/Work Statement, C.1, Performance WorkStatement/Technical Requirements.
a.	Section 3.13, System Acceptance, is revised to state that the Acceptance Plan shall be completed within 180 calendar days. Accordingly, Section 3.13 is revised to read as follows:

Final approval of the system shall be dependent on successful execution of the System Acceptance Plan, which shall include a System Test Plan. The System Acceptance Plan shall be successfully completed within 180 calendar days of the contract award.

b.	Section 3.18, Non-Performance, is revised to state that the Pooling System will be compliant within 180 days. Accordingly, Section 3.18 is revised to read as follows:

Within 180 days of contract award, the contractor shall ensure that the pooling system will be compliant with the System Implementation Plan and System Documentation Plan, industry guidelines, and contractor duties enumerated herein, and other industry/regulatory documents.

c.	Section 3.19, System Documentation, is revised to state that the System Documentation Plan shall be submitted to the Contracting Officer for approval within 180 calendar days. Accordingly, Section 3.19 is revised to read as follows:

The Contractor shall, within 180 calendar days of the contract award, according to the System Documentation Plan, provide the FCC Contracting Officer for approval with copies of:

User documentation consistent with Appendix B, Reference 20, IEEE Standard for Software User Documentation.

System documentation in sufficient detail to guide normal operations, system and application software upgrades, application modifications, and host ports.

Contract No. CON07000005
Modification No. One (1)

d.	Section 4.3, System Documentation Plan, is revised to state that the System Documentation Plan shall be submitted within 180 calendar days of the contract award. Accordingly, Section 4.3 is revised to read as follows:

The contractor shall furnish a System Documentation Plan within 180 calendar days of contract award per Section 3.19.

e.	Section 4.6.2.2, Rate Area Inventory Pool Status, is updated to include a reference to Section 2.17.4 in addition to reference 2.16.5. Accordingly, Section 4.6.2.2 is revised to read as follows:

The contractor shall provide a rate area inventory pool report per Section 2.16.5 and Section 2.17.4.
2. Reference Clause F.2, Period of Performance
Clause F.2, Period of Performance, has been updated to delete the reference to a ninety-day phase-in period. Accordingly, the clause is updated to read as follows:
The contract contains a twenty four-month base period, and three twelve-month option periods and are set forth as follows:

Base Period	08/15/2007 — 08/14/2009
First Option Period	08/15/2009 — 08/14/2010
Second Option Period	08/15/2010 — 08/14/2011
Third Option Period	08/15/2011 — 08/14/2012
3. Reference Clause G.1, Contract Administration, Paragraph C, Service Provider’s Point
of Contact
Clause G. 1 (C) has been revised to update the eFax number. Accordingly, the clause is updated to read as follows:
C.	Service Provider’s Point of Contact:

Name:	Amy Putnam
Address:	46000 Center Oak Plaza Sterling, VA 20166
Phone:	(717)232-5533
eFax:	(484)229-0715

Contract No. CON07000005
Modification No. One (1)

4. Summary Recapitulation:

a. Contract Award (Base Period):	$4,544,966.00
b. Modification No. 1:	0.00

Total (to date):	$4,544,966.00

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	Page 1 of 1
2. AMENDMENT/MODIFICATION NO. 0002	3. EFFECTIVE DATE 12/21/2007
4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. *(If applicable)*
6. ISSUED BY CODE 00001 No Invoice Information 445 12th St., SW, Washington, DC 20554	7. ADMINISTERED BY *(If other than Item 6)* CODE
8. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and Zip Code)* Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	9A. AMENDMENT OF SOLICITATION NO. 9B. DATED *(SEE ITEM 11)* (X) 10A. MODIFICATION OF CONTRACT/ORDER NO. CON07000005 (X) 10B. DATED *(SEE ITEM 13)*
CODE *	FACILITY CODE

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*

No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
✓	D. OTHER *(Specify type of modification and authority)* FAR 1.6 "Authority of the Contracting Officer"

E. IMPORTANT: Contractor [X] is not, ☐ is required to sign this document and return _____ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 1 into the contract. COP # 1 is accepted at a cost of $ 26,825.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*	16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)* Anthony Wimbush	
15B. CONTRACTOR/OFFEROR ________________ *(Signature of person authorized to sign)*	15C. DATE SIGNED	16B. United States of America BY Anthony S. Wimbush *(Signature of Contracting Officer)*	16C. DATE SIGNED 12/21/2007

NSN 7540-01-152-8070
PREVIOUS EDITION UNUSABLE

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

National Pooling Administration
Contract #CON07000005
Change Order Proposal #1
(INC Issue #519 — Pool Replenishment)
November 16,2007

NeuStar, Inc.	46000 Center Oak Plaza Sterling VA, 20166

Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

Table of Contents

1	Introduction	3
2	Industry Numbering Committee (INC) Issue	4
3	Industry Numbering Committee (INC) Resolution	4
4	The Proposed Solution	5
5	Assumptions and Risks	6
6	Cost	6
7	Conclusion	6

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

1 Introduction
1.1	Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.l of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
     2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.
The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.
Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
2 Industry Numbering Committee (INC) Issue
As a result of concerns raised by the Numbering Oversight Working Group (NOWG) and various industry members, the PA was asked to bring an issue to INC to create a focal point for discussions of ways in which to assure that inventory in all rate centers would be ample. The INC issue statement is reproduced below:
          INC Issue Statement:
When a pool inventory drops below six months, the PA sends pool replenishment notices out to SPs who have forecasted a need for blocks asking them to replenish the pool, and also contacts SPs operating in those rate centers to see if they have any blocks to donate, or if they would be willing and able to open a code. However, various factors affect the ability of a SP to open a code to replenish the pool, such as: not being able to meet MTE, not needing a block this month but declining to change their forecast; changing the forecasted need to the next month, (the six-month forecast for that pool would still require a code to be opened), or needing resources sooner than the standard 66 calendar days. Additionally, there are SPs that simply do not respond to the PA’s requests to replenish the pool.
The timely replenishment of these pools is becoming an issue with our customers as the resources existing from the original pool donations are becoming exhausted, and this concern was reflected in recent comments by the Numbering Oversight Working Group (NOWG) during the annual review of the Pooling Administrator.
The PA therefore suggests that the current pool replenishment process in the TBPAG needs to be revisited.
3 Industry Numbering Committee (INC) Resolution
On November 2, 2007, the INC placed Issue 519 — Pool Replenishment into final closure, with the following language.
          Resolution from INC:

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

Although the INC explored a number of options that would require SPs with a forecasted need to replenish the pool, INC determined that such options had components that were not under the purview of the INC or would be unenforceable.
As a result of the resolution of INC Issue 519, text changes were made to Sections 6 and 7 of the Thousands-Block Pooling Administration Guidelines (TBPAG). The full text changes that were made to the TBPAG to encourage industry-wide participation in pool replenishment are reproduced in Appendix A. The most critical of these changes — the one that will require significant modifications to PAS — is found at Section 7.4.4, in Step 2:
When an SP applies for more than one block in a pool that needs to be replenished, the PA will notify the SP submitting the request of the need for pool replenishment. The SP will be given the option and encouraged to take part of the requested blocks from the industry inventory pool and the remaining requested blocks from a new NXX for pool replenishment.
(Emphasis added.)
4 The Proposed Solution
The National Pooling Administrator has reviewed the changes to the TBPAG to determine whether and how they will impact either pooling operations or the Pooling Administration System (PAS). We developed the following proposed solution to address the changes that the INC recommended, in a cost-effective and efficient manner.
The TBPAG amendments direct that in a pool replenishment situation, PAS must now provide an option enabling SPs to fill part of a block request with the blocks currently available, and fill the other part of the request by opening a full CO code for pool replenishment. This new type of request will be considered a split block/code request.
A split block/code request is to be made available where an SP is requesting individual thousands-blocks from the pool, in areas where pool replenishment is needed. Users will be provided information on the pool inventory status at the time of their block requests and will be given the option to take all, some, or none of their requests from a new code for pool replenishment. If a user chooses to take a portion of his or her request from a new code, then the request will be split and PAS will create separate block and code requests from a single submission. A separate tracking number will have to be provided for each request.
This solution will enable the carrier to take some of the blocks from the pool and some from a CO code at initial submission of the request. INC believes that encouraging SPs to open CO codes in this manner will help the PA keep the pools replenished and thus enable the PA to maintain a six-month inventory in all rate centers.
User manuals will be updated as appropriate.

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
Assumptions: This change order will not be implemented until after the new PAS has been completed, since development currently in progress did not address this issue.
Risks: This change order affects only the system, and would have no impact on our day-to-day operations.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to implement the changes to the TBPAG will be $26,825.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

Appendix 1
6.1.4	If an SP submits a Thousand Block Application Form Part 1A for additional thousands-blocks that is greater than that which had been previously forecasted, the SP may be temporarily restricted to receiving the number of blocks originally forecasted. This will allow the PA sufficient time to replenish the industry inventory pool, if necessary, before the SP’s application can be fulfilled. When the SP is requesting more than one block, the SP will be given the option and encouraged to take some of the blocks from the industry inventory pool and the remaining blocks from a new NXX that is assigned for pool replenishment. If, however, satisfying these particular requests would result in a critical industry inventory insufficiency (see Section 10.2) in the industry inventory pool for a given rate center, the PA may not be able to meet the entire request.

6.1.5	An SP that has not submitted an NRUF and Thousands-Block Forecast Report (Appendix 1) will be denied thousands-blocks from the industry inventory pool until the SP submits both reports. In the event that the industry inventory pool has more than sufficient resources to meet the forecasts of other SPs, the PA may assign thousands-blocks to an SP who has just submitted the required forecast and utilization reports. In the event that the industry inventory pool does not have more than sufficient resources to meet the forecasts of other SPs, the SP just now submitting the forecast and utilization reports may not be provided thousands-blocks for a period of up to 66 calendar days from the time the SP submitted its NRUF and Pooling Forecast reports. This 66 calendar day interval will allow the PA sufficient time to replenish the industry inventory pool if necessary. The process for handling requests submitted by an SP that has not submitted forecast and utilization reports is different in NPA jeopardy situations (see Section 10.0).

When an industry inventory pool is not adequate to meet participating SPs’ forecasted thousands-block demands, the PA will request SPs with a forecasted demand to open additional NXX codes from the CO Code Administrator as outlined in Section 7.4.

7.4	Replenishment of the Industry Inventory Pool

7.4.1	The PA shall monitor the supply of available thousands-blocks in the industry inventory pool for each of the rate centers being administered. This includes, but is not limited to: anticipating the demand upon the industry inventory pool, replenishing the supply based on thousands-block forecasts, and meeting SP requests for thousands-blocks that cannot be filled from available thousands-blocks in the industry inventory pool.

7.4.2	New NXX codes will be used to replenish the industry inventory pool after the initial industry inventory pool has been established. Thousands-blocks reclaimed by the PA also will be used to replenish the industry inventory pool. SPs also may voluntarily return any resources to assist in the replenishment of the industry inventory pool, including any resources in SP’s inventory within thousands-block number pooling rate centers, from both embedded resources as well as thousands-blocks allocated to an SP by the PA. SPs should first return all uncontaminated

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

thousands-blocks before returning any contaminated thousands-blocks for industry inventory pool replenishment. For reclamation procedures, see Section 9.0.

SPs are encouraged but not required to donate thousands-blocks for ongoing replenishment of the industry inventory pool.

7.4.3	When a new NXX code(s) is needed from the CO Code Administrator to replenish the industry inventory pool, the PA may send a request via e-mail asking that SPs voluntarily return (using Part 1 A) any thousands-blocks, or donate (via Appendix 2) any thousands-blocks from pooled or non-pooled NXX codes that are no longer needed, based on their 6-month inventory forecast. SPs are encouraged but not required to donate thousands-blocks for ongoing replenishment of the industry inventory pool.

Prior to donating the thousands-block(s)/NXX code(s) to the industry inventory pool, SPs must confirm that:
a)	all unavailable TNs within contaminated thousands-block(s)/NXX(s) have been intra-service provider ported;

b)	the associated NPA/NXX is currently available for call routing and is flagged as LNP-capable in the LERG Routing Guide and the NPAC, and the NPA-NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

c)	the NXX-assigned switch is currently LNP-capable and will process terminating traffic appropriately;

d)	interconnection facilities have been established between the NXX-assigned switch and other interconnecting networks.; and

e)	an SP should use the Other Information section if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc.
7.4.4	The following steps provide the process flow and activation procedures for the addition of central office codes in order to provide additional thousands-blocks to the industry inventory pool to meet immediate or forecasted demand.

Step 1 — The PA utilizes SPs’ forecasts to determine that additional thousands-blocks are required to maintain a 6-month supply for the industry inventory pool for a specific rate center.

Step 2 — The PA may require new NXX Code(s) to replenish the industry inventory pool to meet an SP’s request that is not able be filled from thousands-blocks currently available in the industry inventory pool:
•	From a list of SPs that have a forecasted need (first for LRNs, then for thousands- blocks), the PA will send an email seeking a LERG Assignee a to open a code to be used to replenish the pool The SP, responding to the PA’s request must complete the Central Office Code (NXX) Assignment Request — Part I form and return it to the PA within two business days. The Central Office Code (NXX) Assignment Request — Part 1 form will include the selected LERG Assignee and a

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

proposed Code Effective Date that allows for the industry minimum assignment/activation interval of 66 calendar days. The SP also is responsible for submitting the Thousands-Block Application Form(s) — Part 1A to the PA only for the thousands-block(s) the SP needs to retain. If the SP is retaining multiple blocks and the routing information is different for those blocks, then a Part 1B must be submitted.

•	When an SP applies for more than one block in a pool that needs to be replenished, the PA will notify the SP submitting the request of the need for pool replenishment. The SP will be given the option and encouraged to take part of the requested blocks from the industry inventory pool and the remaining requested blocks from a new NXX for pool replenishment.

•	The LERG Assignee receives a thousands-block(s) from the NXX assigned to ensure that responsibilities in 4.2.1 are maintained. However, once the responsibilities of the SP outlined in 4.2.1 of the TBPAG are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA. The PA will follow the order below to select a LERG Assignee:
1.	An SP requiring an LRN: A unique LRN is required for each LNP-capable switch/POI that serves subscriber lines, or otherwise terminates traffic per LATA. LRNs are to be used for routing and not for rating/billing calls. SP must provide the MTE worksheet (TBPAG Appendix 3) to the PA. The LERG Assignee shall select the LRN from its assigned thousands-block(s).

2.	An SP volunteering to be the LERG Assignee who meets the MTE and utilization threshold requirements.

3.	Participating SPs with a forecasted need that also meet the MTE and utilization threshold requirements will be selected on a rotational basis. An SP with a forecasted need cannot refuse to become a LERG Assignee, except for technical limitations, or if any SP is a LERG Assignee for greater than 50% of the pooled NXX Codes within that rate area.
Where the SP has requested a dedicated NXX Code to meet a specific customer request, the SP is responsible for completing the Thousands-Block Months to Exhaust and Utilization Certification Worksheet — TN Level (Appendix 3) and submitting it to the PA. Step 3 — The PA then will forward that Part 1 to the CO Code Administrator. For pool replenishment only, the PA must provide to the CO Code Administrator an aggregated Thousands-Block Pooling Months to Exhaust Certification Worksheet — 1000 Block Level (TBPAG Appendix 4).

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Nat’l PAS — Change Order # 1 — Pool Replenishment	November 16, 2007

Step 4 — The CO Code Administrator will review the Central Office Code (NXX) Assignment Request — Part 1 form and, within 14 calendar days, notify the PA and the LERG Assignee of the NXX Code(s) assignment.
Step 5 — The CO Code Administrator will input LERG Assignee information into the ACD record of BIRRDS, using Central Office Code (NXX) Assignment Request — Part 1 form data (NPA, NXX, OCN, and Effective Date.).
Step 6 — Within seven calendar days of receipt of the NXX Code assignment from the CO Code Administrator, the PA will inform the LERG Assignee of the NXX Code and thousands-block(s) assigned using the Thousands-Block Application Forms, Part 3 — Pooling Administrator’s Response/Confirmation.
•	During this seven-day interval, the PA will input all ten thousands-blocks into PAS and assign the requested number of blocks per the SP’s Part 1A form. All other blocks from this code will be listed as “pending verification of activation in the PSTN” and be available for assignment on a conditional basis until the PA receives confirmation from the LERG Assignee that the code has been activated in the PSTN, loaded in the NPAC, and all other LERG Assignee Responsibilities have been fulfilled.

•	As an option, and at the request of a block applicant, the PA may assign a block(s) from the code with a block effective date one business day after the effective date of the code, if a block applicant communicates to the PA in the remarks field on the Part 1A that the block applicant explicitly understands that the underlying code may not yet be activated in the PSTN and loaded in the NPAC on the block effective date. Regardless of whether this option is utilized, it is still advisable for block recipients to make a test call and ensure that default routing has been established by the LERG Assignee before loading the assigned blocks into translations, and to verify that the NXX has been loaded in the NPAC.

•	The PA will build the BCD record for thousands-block(s) being assigned to the LERG Assignee. The information entered on the BCD record will include OCN of the Block Holder, the thousands-block range, switch ID, and thousands-block Effective Date. The Effective Date for all thousands-block(s) assigned to the LERG Assignee will be the same as the Effective Date of the CO Code unless the SP requests a date further out.
Step 7 (concurrent with Step 6) — Within seven calendar days of notification by the CO Code Administrator, the LERG Assignee, or its designee, will input Part 2 information from the Central Office Code (NXX) Assignment Request into BIRRDS.

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Page 9: [1] Deleted	Neustar	7/20/2007 3:13:00 PM
The selected LERG Assignee must complete the Central Office Code (NXX) Assignment Request — Part 1 form and return it to the PA within two business days. The Central Office Code (NXX) Assignment Request — Part 1 form will include the selected LERG Assignee and a proposed Code Effective Date that allows for the industry minimum assignment/activation interval of 66 calendar days.